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                                                                     EXHIBIT 21



                              KANEB SERVICES, INC.
                                SUBSIDIARY LIST

                                                                   JURISDICTION OF
             SUBSIDIARY NAME                                        INCORPORATION
CORPORATE INSURERS LIMITED                                             Bermuda
FURMANITE GERMANY, INC                                                 Delaware
  Management Services Furmanite Holding GmbH                           Germany
    Furmanite Technische Dienstleistungen GmbH                         Germany
    Furmanite Pipeline Ingenieur-Team GmbH                             Germany
    Furmanite Industrie Service GmbH                                   Germany
KANEB EQUIPMENT LEASING COMPANY, INC                                   Delaware
  Furmanite Equipment Leasing Company, Inc.                            Delaware
KANEB INFORMATION SERVICES, INC                                        Delaware
  Fields Financial Services, Inc.                                      Delaware
  InformaTech, Inc.                                                    Delaware
  Viata Corporation                                                    Delaware
KANEB INTERNATIONAL, INC                                               Delaware
  Furmanite America, Inc.                                              Virginia
    Kaneb Energy Canada Ltd.                                            Canada
      Furmanite Canada Ltd.                                             Canada
  Furmanite plc                                                     United Kingdom
    Furmanite International Limited                                 United Kingdom
    Barrier Offshore Maintenance Services Limited                   United Kingdom
    Furmatec, Limited                                               United Kingdom
    Silk Engineering (Derby) Limited                                United Kingdom
    Aero Precision and General Engineering (Carlisle) Limited       United Kingdom
  Kaneb Offshore Services, Inc.                                 British Virgin Islands
    Furmanite AS                                                        Norway
      CMS Corrosion Monitoring Services AS                              Norway
    Furmanite East Asia Ltd.                                          Hong Kong
    Furmanite NV                                                       Belgium
      Metalock NV                                                      Belgium
    Furmanite SA                                                        France
    Furmanite Singapore pte Limited                                   Singapore
    Furmeta Holding BV                                               Netherlands
      Metaholding BV                                                 Netherlands
        Furmanite BV                                                 Netherlands
        Metalock BV                                                  Netherlands
    Furmseal (pty) Limited (partial)                                 South Africa
KANEB PIPE LINE COMPANY                                                Delaware
  Kaneb Pipe Line Partners, L.P. (partial)                             Delaware
    Kaneb Pipe Line Operating Partnership, L.P.                        Delaware
      Support Terminals Operating Partnership, L.P.                    Delaware
      Support Terminal Services, Inc.                                  Delaware
        StanTrans, Inc.                                                Delaware
          StanTrans Holding, Inc.                                      Delaware
          StanTrans Partners, L.P.                                     Delaware
MORAN BROS., INC                                                        Texas
MORAN ENERGY INTERNATIONAL, N.V                                  Netherland Antilles
SUSSEX INTERNATIONAL LIMITED                                           Bermuda
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